EXHIBIT 13.1

Certification by the Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kevin Xiaofeng Ma, Chief Executive Officer of ATA Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: June 6, 2012

By:	/s/ Kevin Xiaofeng Ma
Name: Kevin Xiaofeng Ma
Title:	Chief Executive Officer